Exhibit 10.9

ITERUM THERAPEUTICS PUBLIC LIMITED COMPANY

RESTRICTED STOCK UNIT GRANT NOTICE

(2018 EQUITY INCENTIVE PLAN)

Iterum Therapeutics Public Limited Company (the “Company”), pursuant to its 2018 Equity Incentive Plan (the “Plan”), hereby awards to Participant the number of Restricted Stock Units set forth below (the “Award”).

The Award is subject to all of the terms and conditions as set forth in this Restricted Stock Unit Grant Notice (this “Grant Notice”) and the RSU Terms and Conditions (including Appendix A) (collectively, the “RSU Award Agreement”), and the Plan, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not otherwise defined herein will have the meanings set forth in the Plan.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Restricted Stock Units:

Vesting Schedule:

Issuance Schedule:	The Ordinary Shares to be issued in respect of the Award will be issued in accordance with the issuance schedule set forth in Section 6 of the RSU Terms and Conditions.

Additional Terms/Acknowledgements: Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all of the terms and provisions of the Plan and this RSU Award Agreement. By accepting this Award, Participant acknowledges and agrees that Participant has reviewed the Plan and this RSU Award Agreement (including all attachments and exhibits) in its entirety. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or the Stock Plan Administrator upon any questions arising under the Plan or this Award.

Participant acknowledges and agrees that the RSU Award Agreement may not be modified, amended or revised except as provided in the Plan. Participant further acknowledges that as of the Date of Grant, this RSU Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of Ordinary Shares pursuant to the Award and supersede all prior oral and written agreements on that subject with the exception, if applicable, of (i) equity awards previously granted and delivered to Participant, (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law, and (iii) any written employment or severance arrangement that would provide for vesting acceleration of this Award upon the terms and conditions set forth therein.

To facilitate the Award, Participant acknowledges that it may be necessary to receive documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

ITERUM THERAPEUTICS PUBLIC LIMITED COMPANY		PARTICIPANT:

By:			Signature
Signature
Date:
Title:
Address/Country:
Date:

ATTACHMENTS:

Attachment I:     RSU Terms and Conditions

Attachment II:    2018 Equity Incentive Plan

ATTACHMENT I

ITERUM THERAPEUTICS PUBLIC LIMITED COMPANY

2018 EQUITY INCENTIVE PLAN

RSU TERMS AND CONDITIONS

Iterum Therapeutics Public Limited Company (the “Company”) has awarded you the number of Restricted Stock Units indicated in the Grant Notice (the “Award”) pursuant to the Company’s 2018 Equity Incentive Plan (the “Plan”). The Grant Notice, this RSU Terms and Conditions (including Appendix A) are collectively referred to as the “RSU Award Agreement”. Capitalized terms not explicitly defined in the RSU Award Agreement will have the same meanings given to them in the Plan.

The terms of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows:

1. GRANT OF THE AWARD. This Award represents the right to be issued on a future date one (1) Ordinary Share for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 below) as indicated in the Grant Notice. As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company, or a third party designated by the Company, for your benefit (the “Account”) the number of Restricted Stock Units/Ordinary Shares subject to the Award. Except as otherwise provided herein, you will not be required to make any payment to the Company or an Affiliate (other than services to the Company or an Affiliate) with respect to your receipt of the Award, the vesting of the Restricted Stock Units or the delivery of the Ordinary Shares to be issued in respect of the Award. Notwithstanding the foregoing, the Company reserves the right to issue you the cash equivalent of Ordinary Shares, in part or in full satisfaction of the delivery of Ordinary Shares upon vesting of your Restricted Stock Units, and, to the extent applicable, references in this RSU Award Agreement to Ordinary Shares issuable in connection with your Restricted Stock Units will include the potential issuance of its cash equivalent pursuant to such right, unless otherwise provided for your country in the Appendix.

2. VESTING. Subject to the limitations contained herein, your Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service. Upon such termination of your Continuous Service, the Restricted Stock Units/Ordinary Shares credited to the Account that were not vested on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in or to such underlying Ordinary Shares.

For purposes of this Award, your Continuous Service will be considered terminated as of the date you are no longer actively providing services to the Company or an Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and unless otherwise expressly provided in the RSU Award Agreement or determined by the Company, (i) your right to vest in the Award, if any, will terminate as of such date and will not be extended by any notice period (that is your period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any). The Board or its duly authorized designee shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of your Award (including whether you may still be considered to be providing services while on a leave of absence).

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3. NUMBER OF SHARES. The number of Restricted Stock Units/shares subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan. Any additional Restricted Stock Units, shares, cash or other property that become subject to the Award pursuant to this Section 3, if any, will be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units and shares covered by your Award.

4. COMPLIANCE WITH LAW. You may not be issued any Ordinary Shares under your Award unless the Ordinary Shares underlying the Restricted Stock Units are either (i) then registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, including any U.S. and non-U.S. state, federal and local laws, and you will not receive such Ordinary Shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

5. TRANSFER RESTRICTIONS. Prior to the time that Ordinary Shares have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of this Award or the shares issuable in respect of your Award, except as expressly provided in this Section 5. For example, you may not use shares that may be issued in respect of your Restricted Stock Units as security for a loan. The restrictions on transfer set forth herein will lapse upon delivery to you of shares in respect of your vested Restricted Stock Units. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, will thereafter be entitled to receive any distribution of Ordinary Shares to which you were entitled at the time of your death pursuant to this RSU Award Agreement. In the absence of such a designation, your legal representative will be entitled to receive, on behalf of your estate, such Ordinary Shares or other consideration to the extent applicable in accordance with your will or the laws of intestacy.

6. DATE OF ISSUANCE.

(a) The issuance of shares in respect of the Restricted Stock Units is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner. Subject to the satisfaction any withholding obligation for Tax-Related Items (as defined in Section 10 below), in the event one or more Restricted Stock Units vests, the Company will issue to you one (1) Ordinary Shares for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 above, and subject to any different provisions in the Grant Notice). The issuance date determined by this paragraph is referred to as the “Original Issuance Date”.

(b) If the Original Issuance Date falls on a date that is not a business day, delivery will instead occur on the next following business day. In addition, if:

(i) the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell Ordinary Shares on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Plan”)), and

(ii) either (1) withholding obligations for Tax-Related Items (as defined in Section 10 below) do not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the withholding obligation for Tax-Related Items (as defined in Section 10 below) by withholding Ordinary Shares from the shares otherwise due, on the Original Issuance Date, to you under

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this Award, and (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer pursuant to Section 10 below (including but not limited to a commitment under a 10b5-1 Plan) and (C) not to permit you to pay the Tax-Related Items in cash or from other compensation otherwise payable to you by the Company (as defined in Section 10 below), then the shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling Ordinary Shares in the open public market, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the Ordinary Shares under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

(c) The form of delivery of the Ordinary Shares in respect of your Award (e.g., a stock certificate or electronic entry evidencing such shares) will be determined by the Company.

7. DIVIDENDS. You will receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment; provided, however, that this sentence will not apply with respect to any Ordinary Shares that are delivered to you in connection with your Award after such shares have been delivered to you.

8. UNSECURED OBLIGATION. Your Award is unfunded, and as a holder of a vested Award, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares or other property pursuant to this RSU Award Agreement. You will not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this RSU Award Agreement until such shares are issued to you pursuant to Section 6 of this RSU Terms and Conditions. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this RSU Award Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

9. AWARD NOT A SERVICE CONTRACT. Your Continuous Service with the Company, the Employer or any other Affiliate is not for any specified term and may be terminated by you or by the Company, the Employer or any other Affiliate at any time, for any reason, with or without cause and with or without notice. Nothing in this RSU Award Agreement (including, but not limited to, the vesting of your Award or the issuance of the shares subject to your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this RSU Award Agreement or the Plan will: (i) confer upon you any right to continue in the employ of, or affiliation with the Employer; (ii) constitute any promise or commitment by the Company, the Employer or any other Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this RSU Award Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this RSU Award Agreement or Plan; or (iv) deprive the Company or the Employer of the right to terminate you at any time and without regard to any future vesting opportunity that you may have. The grant of the Award shall not be interpreted as forming an employment or service contract with the Company. Under no circumstances on ceasing to be in employment or service of the Company will you be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan which you might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever.

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10. RESPONSIBILITY FOR TAXES.

(a) You acknowledge that, regardless of any action taken by the Company or, if different, your employer (the “Employer”) the ultimate liability for all income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”) is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer. You further acknowledge that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of your Restricted Stock Units, including, but not limited to, the grant of the Restricted Stock Units, the vesting and settlement of the Restricted Stock Units, the delivery or sale of any Ordinary Shares and the receipt of any dividends, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of your Award to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that the Company and/or the Employer (or former employer if applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Prior to the relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by: (i) withholding from your wages or other cash compensation paid to you by the Company and/or Employer; (ii) causing you to tender a cash payment; (iii) withholding from the proceeds of the sale of Ordinary Shares acquired on settlement of your Restricted Stock Units and sold either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent); or (iv) withholding a number of Ordinary Shares from the Ordinary Shares issued or otherwise issuable to you in connection with the Award; provided, however that if you are an Officer, then the Company will withhold a number of Ordinary Shares upon the relevant taxable or tax withholding event, as applicable, unless the use of such withholding method is not feasible under applicable tax company or securities law or has materially adverse accounting consequences, in which case, the obligation for Tax-Related Items may be satisfied by one or a combination of methods (i)-(iii) above.

(c) Depending on the withholding method, the Company or the Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case you may receive a refund of any over-withheld amount in cash and will have no entitlement to the Ordinary Share equivalent. If the obligation for Tax-Related Items is satisfied by withholding a number of Ordinary Shares, for tax purposes, you are deemed to have been issued the full number of Ordinary Shares, notwithstanding that a number of the Ordinary Shares is held back solely for the purpose of paying the Tax-Related Items.

(d) You agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. Unless the Tax-Related Items of the Company and any Affiliate are satisfied, the Company will have no obligation to deliver to you any Ordinary Shares or other consideration pursuant to this Award.

11. NO ADVICE REGARDING GRANT. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Ordinary Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

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12. NOTICES. Any notices provided for in this Award Agreement or the Plan will be given in writing (including electronically) and will be deemed effectively given when personally delivered, when sent by fax or electronic mail (transmission confirmed), when actually delivered if sent express overnight courier service or five days after deposit in first class mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means.

13. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. If there is any conflict between the provisions of this RSU Award Agreement and the Plan, the terms of the Plan will control. In addition, your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The U.S. Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment upon a resignation for “good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

14. SEVERABILITY. If all or any part of this RSU Award Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this RSU Award Agreement or the Plan not declared to be unlawful or invalid. Any Section of this RSU Award Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

15. WAIVER. You acknowledge that a waiver by the Company of breach of any provision of this RSU Award Agreement shall not operate or be construed as a waiver of any other provision of this RSU Award Agreement, or of any subsequent breach of this RSU Award Agreement.

16. SUCCESSORS AND ASSIGNS. The rights and obligations of the Company under your Award will be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by, the Company’s successors and assigns. All obligations of the Company under the Plan and this RSU Award Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and assets of the Company.

17. IMPOSITION OF OTHER REQUIREMENTS. The Company reserves the right to impose other requirements on your participation in the Plan, and on any Ordinary Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

18. GOVERNING LAW. The interpretation, performance and enforcement of this RSU Award Agreement will be governed by and construed in accordance with the Irish Companies Act 2014 (as same may be amended, replaced and/or consolidated in the future) as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its principles of conflicts of laws.

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19. LANGUAGE. If you have received this RSU Award Agreement, or any other document related to this Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

20. INSIDER TRADING RESTRICTIONS/MARKET ABUSE LAWS. You acknowledge that you may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States and your country of residence, which may affect your ability to acquire or sell the Ordinary Shares or rights to the Ordinary Shares under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in your country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions, and you are advised to speak to your personal advisor on this matter.

21. FOREIGN ASSET/ACCOUNT AND TAX REPORTING, EXCHANGE CONTROLS. Your country may have certain foreign asset, account and/or tax reporting requirements and exchange controls which may affect your ability to acquire or hold Ordinary Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Ordinary Shares) in a brokerage or bank account outside your country. You understand that you may be required to report such accounts, assets or transactions to the tax or other authorities in your country. You also may be required to repatriate sale proceeds or other funds received as a result of participation in the Plan to your country through a designated bank or broker and/or within a certain time after receipt. In addition, you may be subject to tax payment and/or reporting obligations in connection with any income realized under the Plan and/or from the sale of Ordinary Shares. You acknowledge that you are responsible for complying with all such requirements, and that you should consult personal legal and tax advisors, as applicable, to ensure compliance.

22. APPENDIX FOR PARTICIPANTS OUTSIDE THE U.S. Notwithstanding any provisions in the Grant Notice or this RSU Terms and Conditions, your Award shall also be subject to the special terms and conditions for your country set forth in Appendix A of this RSU Award Agreement. Moreover, if you relocate to one of the countries included therein, the terms and conditions for such country will apply to you to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix A constitutes part of this RSU Award Agreement.

23. NATURE OF GRANT. In accepting your Award, you acknowledge, understand and agree that:

(a) Participation in the Plan is voluntary and therefore you must accept the terms and conditions of the Plan and this Award as a condition to participating in the Plan and receipt of this Award. The Plan is discretionary in nature and the Company can amend, cancel, or terminate it at any time

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(b) This Award and any other awards under the Plan are voluntary and occasional and do not create any contractual or other right to receive future awards or other benefits in lieu of future awards, even if similar awards have been granted repeatedly in the past. All determinations with respect to any such future awards, including, but not limited to, the time or times when such awards are made, the size of such awards and performance and other conditions applied to the awards, will be at the sole discretion of the Company.

*        *         *

This RSU Terms and Conditions will be deemed to be accepted by you upon the signing by you or otherwise by your acceptance of the Grant Notice to which it is attached.

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APPENDIX A

COUNTRY-SPECIFIC TERMS AND CONDITIONS

FOR PARTICIPANTS OUTSIDE THE UNITED STATES

Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan, the Grant Notice and/or the RSU Terms and Conditions.

Terms and Conditions

This Appendix A includes additional terms and conditions that govern the Restricted Stock Units granted to you under the Plan if you reside and/or work in one of the countries listed below. If you are a citizen or resident (or are considered as such for local law purposes) of a country other than the country in which you are currently residing and/or working, or if you relocate to another country after the grant of the Restricted Stock Units, the Company shall, in its discretion, determine to what extent the special terms and conditions contained herein shall be applicable to you.

Notifications

This Appendix A may also include information regarding exchange controls and certain other issues of which you should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of [_______] 2018. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Appendix as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time the Restricted Stock Units vest or you sell Ordinary Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of a particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

Finally, if you are a citizen or resident (or are considered as such for local law purposes) of a country other than the country in which you are currently residing and/or working, or if you relocate to another country after the grant of the Restricted Stock Units, the notifications contained herein may not be applicable to you in the same manner.

ATTACHMENT II

2018 EQUITY INCENTIVE PLAN